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                                                                    EXHIBIT 11.1

                            McLEODUSA INCORPORATED

                     COMPUTATION OF LOSS PER COMMON SHARE
                 (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                    Three Months Ended     Six Months Ended
                                                                         June 30,              June 30,
                                                                   --------------------  -------------------
                                                                      2000      1999       2000       1999
                                                                      ----      ----       ----       ----
Computation of weighted average number of
 common shares outstanding:
Common shares, Class A, outstanding at the
 beginning of the period (A).....................................      575.5     446.7      472.8      382.1
Common shares, Class B, outstanding at the
 beginning of the period (B).....................................        ---       ---        ---        ---
Weighted average number of shares issued
 during the period (A)...........................................        3.1       2.7       56.3       41.1
                                                                     -------    ------    -------    -------
Weighted average number of common shares.........................      578.6     449.4      529.1      423.2
                                                                     =======    ======    =======    =======
Net loss.........................................................    $(139.3)   $(61.4)   $(211.4)   $(108.9)
                                                                     =======    ======    =======    =======
Loss per common share............................................    $ (0.24)   $(0.14)   $ (0.40)   $ (0.26)
                                                                     =======    ======    =======    =======
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(A) All shares have been adjusted to give effect to the three-for-one stock split effected in the form of a stock dividend effective April 24, 2000.

(B) The Class B common stock, $.01 par value per share is convertible on a one-for-one basis at any time at the option of the holder into Class A common stock. As of March 31, 2000, all shares of Class B common stock have been converted into shares of Class A common stock.